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                                                                    EXHIBIT 99.2



                          CONSENT OF ARNOLD L. CHAVKIN

         The undersigned hereby consents to the inclusion of his name in the Prospectus constituting a part of this Registration Statement on Form S-1 as a person to become a director of Crown Media Holdings, Inc. upon consummation of its initial public offering of Class A common stock, par value $.01 per share.


Signature: /s/ Arnold L. Chavkin
          ----------------------
          Arnold L. Chavkin



Dated:    March 21, 2000